LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is effective as of January 1, 2007 by and between AVT, Inc., a Nevada corporation (“Landlord”), and SWI Trading, Inc., a California corporation ("Tenant").

WITNESSETH:

In consideration of the covenants, terms, conditions, agreement and payments as hereinafter set forth, the parties hereto covenant and agree as follows:

1.           PROPERTY - LEASED PREMISES

Landlord hereby leases unto Tenant the following described premises:  Approximately 1,200 office/warehouse space in the AVT, Inc. facility located at 341 Bonnie Circle, Suite 102, Corona, CA 92880.

2.           TERM

The term of this Lease shall commence at 12:00 noon on the 1st day of January 1, 2007, and unless terminated as herein provided for, shall end at 12:00 noon on the 31st day of December 2010.

3.           RENT

Tenant shall pay to Landlord, at address as herein set forth, the following as rental for the leased premises: $1 per month.

4.           TAXES - REAL PROPERTY – ADJUSTMENT

A.   Real Property Tax to be paid by Landlord.

5.           TAXES - PERSONAL PROPERTY – RESPONSIBILITY

Tenant shall be responsible and pay for any and all taxes and/or assessments levied and/or assessed against any furniture, fixtures, equipment and items of a similar nature installed and/or located in or about the leased premises by Tenant.

6.           UTILITIES

Landlord shall pay for all utilities.

7.           HOLDING OVER

If after expiration of the term of the Lease, Tenant shall remain in possession of the leased premises and continue to pay rent without a written agreement as to such possession, then Tenant shall be deemed a month to month Tenant and the rental rate during such holdover tenancy shall be equivalent to the monthly rental paid for the last month of tenancy under this Lease.  No holding over by Tenant shall operate to renew or extend this Lease without the written consent of Landlord to such renewal or extension having been first obtained.

5.        MODIFICATION OR EXTENSIONS

No modification or extension of this Lease shall be binding unless in writing, signed by the parties hereto and endorsed hereon or attached hereto.

6.        ALTERATION - CHANGES AND ADDITIONS – RESPONSIBILITY

Subject to Landlord's prior approval, which shall not be unreasonably withheld, Tenant may, during the term of this Lease, at Tenant's expense, erect inside partitions, add to the existing electric power service, add telephone outlets, add light fixtures, install additional heating and/or air conditioning or make such other changes or alterations as Tenant may desire.  At the end of this Lease, all such fixtures, equipment, additions and/or alterations (except trade fixtures installed by Tenant) shall be and remain the property of Landlord; provided, however, Landlord shall have the option to require Tenant to remove any or all such fixtures, equipment, additions and/or alterations and restore the lease premises to the condition existing immediately prior to such change and/or installation, normal wear and tear excepted, all at Tenant's cost and expense. All such work shall be done in a good and workmanlike manner and shall consist of new materials unless agreed to otherwise by Landlord.  Any and all repairs, changes and/or modifications thereto shall be the responsibility and at the cost of Tenant.  Landlord may also require adequate security from Tenant assuring no mechanic's liens on account of work done on the premises by Tenant.  Landlord may also require adequate security to assure Landlord that the premises will be restored to their original condition upon termination of the Lease.

7.        APPROVAL OF CHANGES - SIGN APPROVAL

Landlord must approve in writing any sign to be placed in or on the leased premises, regardless of size or value and/or any addition, change or alteration to the exterior of the leased premises. Prior to the cutting of any holes in the roof or prior to any work being performed and/or any equipment being installed on the roof, the prior written approval is to be obtained by Tenant.  If Tenant fails to get such prior written approval, then any roof repairs shall be the responsibility of Tenant.  Landlord must approve in writing any other improvements, alteration, additions and/or changes to the leased premises in excess of Two Thousand and No/100ths Dollars ($2,000.00). As a condition to the granting of such approval, Landlord shall have the right to require the Tenant to furnish a bond or other security acceptable to Landlord sufficient to insure completion of and payment for any such work to be so performed.

8.        CARE OF LEASED PREMISES - RESPONSIBILITY OF TENANT

During the term of this Lease, Tenant agrees to keep and maintain the interior of the leased premises in good condition and repair.  Tenant further agrees at the end of the term to return the leased premises to Landlord in substantially as good condition as when received, except for usual and ordinary wear and tear.

9.        MAINTENANCE RESPONSIBILITY OF LANDLORD
Except as herein otherwise provided for, Landlord shall keep and maintain the roof and exterior of the building, the exterior grounds and all common areas of the improvements of which the leased premises are a part in good repair and condition.

10.        CONTROL OF COMMON AREAS

All parking areas, driveways, entrances and exits, common areas and other facilities furnished by Landlord, in, on or near the improvements of which the leased premises are a portion, shall at all times be subject to the exclusive control and management of Landlord, notwithstanding that Tenant and/or Tenant's employees and/or customers, may have a non-exclusive right to the use thereof.  Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to said facilities and areas.

11.        USE OF PREMISES AND CARE OF GROUNDS – TENANT

Tenant shall conform to all present and future laws and ordinances of any governmental authority having jurisdiction over the leased premises.  Tenant shall not allow an accumulation of trash or debris on the leased premises or within any portion of the improvements of which the leased premises are a part.  No storage of any material outside of the leased premises shall be allowed unless first approved by Landlord in writing, and then in only such areas as are designated by Landlord.  Tenant shall not commit or suffer any waste on the leased premises nor shall Tenant permit any nuisance to be maintained on the leased premises or permit any disorderly conduct, common noise or other activity having a tendency to annoy or disturb any occupants of any part of the improvements of which the leased premises are a part and/or any adjoining property.

13.        LIABILITY FOR OVERLOAD – TENANT

Tenant shall be liable for the cost of any damage to the leased premises, the improvements of which the leased premises are a part or the sidewalks and pavements adjoining the same, which will result from Tenant’s movement of heavy articles.  Tenant shall not unduly load or overload the floors or any part on any part of the leased premises.

14.        GLASS AND DOOR RESPONSIBILITY – TENANT

All glass and doors on the leased premises shall be the responsibility of the Tenant. Any replacement or repair shall be promptly completed at the expense of the Tenant.

15.        RULES AND REGULATIONS

Landlord reserves the right to adopt and promulgate rules and regulations applicable to the leased premises and the land and improvements of which the leased premises are a part and from time to time to amend or supplement said rules and regulations.  Notice of such rules and regulations and amendments and supplements thereto shall be given to Tenant, and Tenant agrees to comply with and observe such rules and regulations and amendments and supplements thereto, provided, however the same apply uniformly to all tenants of the improvements of which the leased premises are a part and do not impair Tenant’s ability to do Tenant’s intended business.

16.        USE OF PREMISES

Tenants shall use the leased premises for retail garment sales and for no other purpose whatsoever except with the written consent of the Landlord, which consent shall not be unreasonably withheld.

17.        PARKING

Throughout the term of this Lease, Landlord shall provide a reasonable area for off-street parking, if available and a part of the property being leased, for the use of customers of Tenant in common with customers of other occupants or other portions of the improvements of which the leased premises are a part.  Tenant shall park all vehicles of whatever type used by Tenant and/or Tenant's employees only in those areas which are designated by Landlord for this purpose, and Tenant accepts the responsibility of seeing that Tenant's employees park only in such areas as are so designated.

18.        INSURANCE - RESPONSIBILITY OF TENANT

Tenant shall procure, pay for and maintain comprehensive public liability insurance providing coverage from any loss or damage occasioned by an accident or casualty, about or adjacent to the leased premises, which policy shall be written on an "occurrence basis" with limits of not less than $1,000,000.00 liability coverage and $100,000.00 property damage coverage.  In addition thereto, Tenant shall, at all times, procure, pay for and maintain fire legal liability insurance coverage on the leased premises.  Certificates of such insurance shall be delivered to Landlord and shall provide that said coverage shall not be changed, modified, reduced or canceled without thirty (30) days prior written notice thereof being given to Landlord.  If Tenant uses, in the leased premises, any kind of steam or other high pressure boiler or other apparatus which present any possibility of damage to the leased premises or the improvements of which the leased premises are a part or the life and limb of persons within such premises, Tenant agrees to carry appropriate boiler insurance in an amount satisfactory to Landlord to indemnify against any loss resulting from any explosion or other damage or liability.

19.        INSURANCE - RESPONSIBILITY OF LANDLORD

The landlord shall be responsible for and shall have in effect at all times fire, extended coverage, and vandalism and malicious mischief insurance in such amounts as shall be determined appropriate by Landlord.

20.        REGULATIONS ON USE

It shall be Tenant's sole and exclusive responsibility to meet all requirements and laws of any governmental body having jurisdiction over the leased premises as such regulations affect tenant's operations, all at Tenant's sole cost and expense.  Tenant further agrees not to install any electrical equipment that overloads any electrical paneling, circuitry or wiring and further agrees to comply with the requirements of the insurance underwriter or any governmental authorities having jurisdiction thereof.

21.        DAMAGE TO LEASED PREMISES

In the event the leased premises and/or the improvements of which the leased premises are a part shall be totally destroyed by fire or other casualty or so badly damaged that, in the opinion of Landlord, it is not feasible to repair or rebuild the same, Landlord shall have the right to terminate this Lease upon written notice to Tenant.  If the leased premises shall be partially damaged by fire or other casualty, except if caused by Tenant's negligence, and said leased premises are not rendered untenantable thereby, as determined by Landlord, an appropriate reduction of the rent shall be allowed for the unoccupied portion of the leased premises until repair thereof shall be substantially completed.  If the leased premises are rendered untenantable thereby, except if caused by Tenant's negligence, Tenant may, at its election, terminate this Lease as of the date of the damage. If Tenant elects not to terminate the Lease, the rent shall abate in proportion to the loss of use of the leased premises by Tenant during such untenantability.

22.        INSPECTION OF AND RIGHT OF ENTRY TO LEASED PREMISES

A. Tenant has inspected the leased premises and accepts the same in condition that exists as of the date hereof.

B. Landlord, and/or Landlord's agents and employees, shall have the right to enter the leased premises at all times during regular business hours and, at all times during emergencies, to examine the leased premises, to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all materials into and upon said premises that may be required thereon without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while such repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant or otherwise. During the one hundred twenty days (120)  prior to the expiration of the term of this Lease or any renewal thereof, Owner may exhibit the premises to prospective tenants and/or purchasers and may place upon the leased premises the usual notice indicating the leased premises are for lease and/or sale.

23.        DEFAULT - REMEDIES OF LANDLORD

If Tenant shall default in the payment of rent or in the keeping of any of the terms, covenants or conditions of this Lease to be kept and/or performed by Tenant and if such default isn't cured within five (5) days after notice of default from Landlord, Landlord may immediately, or at any time thereafter, re-enter the leased premises, remove all persons and property therefrom, without being liable to indictment, prosecution for damage therefore, or for forcible entry and detainer and repossess and enjoy the leased premises, together with all additions thereto or alterations and improvements thereof.  Landlord may, at its option, at any time and from time to time thereafter, relet the leased premises or any part thereof for the account of Tenant or otherwise, and receive and collect the rents therefore and apply the same first to the payment of such expenses as Landlord may have incurred in recovering possession and for putting the same in good order and condition for rerental, and expense, commissions and charges paid by Landlord in reletting the leased premises.  Any such reletting may be for the remainder of the term of this Lease or for a longer or shorter period.  In lieu of reletting such leased premises, Landlord may occupy the same or cause the same to be occupied by others.  Whether or not the leased premises or any part thereof be relet, Tenant shall pay the Landlord the rent, and all other charges required to be paid by Tenant up to the time of expiration of this Lease or such recovered possession, as the case may be, and thereafter, Tenant, if required by Landlord, shall pay to Landlord until the end of the term of this Lease, the equivalent of the amount of all rent reserved herein and all other charges required to be paid by Tenant, less the net amount received by Landlord for such reletting, if any.  If the leased premises shall be reoccupied by Landlord, then, from and after the date of repossession, Tenant shall be discharged of any obligations to Landlord under the provisions hereof for the payment of rent.  In the event of any default by Tenant, and regardless of whether the premises shall be relet or possessed by Landlord, fixtures, additions, furniture, and the like then on the premises may be retained by Landlord. In the event Tenant is in default under the terms hereof and, by the sole determination of Landlord, has abandoned the leased premises, Landlord shall have the right to remove all the Tenant's property from the leased premises and dispose of said property in such a manner as determined best by Landlord, all at the cost and expense of Tenant and without liability of Landlord for the actions so taken. In the event an assignment of Tenant's business or property shall be made for the benefit of creditors, or, if the Tenant's leasehold interest under the terms of this Agreement shall be levied upon by execution or seized by virtue of any writ of any court of law, or, if application be made for the appointment of a receiver for the business or property of Tenant, or, if a petition in bankruptcy shall be filed by or against Tenant, then and in any such case, at Landlord's option, with or without notice, landlord may terminate this Lease and immediately retake possession of the leased premises without the same working any forfeiture of the obligations of Tenant hereunder. In addition to remedy granted to Landlord by the terms hereof, Landlord shall have available any and all rights and remedies available under the Statutes of the State of Colorado. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered exclusive of any other remedy but shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by Statute. Further, all powers and remedies given by this Lease to Landlord shall be exercised, from time to time, and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or shall be considered to be a waiver of any such default or acquiescence thereof.  The acceptance of rental by Landlord shall not be deemed to be a waiver of any breach of any covenants herein contained or of any of the rights of Landlord to any remedies herein given.

24.        LEGAL PROCEEDINGS – RESPONSIBILITIES

In the event of proceeding at law or in equity by either party hereto, and if the non-defaulting party shall pursue his rights through legal proceedings, then the defaulting party shall pay all costs and expenses, including all reasonable attorney's fees incurred by the non-defaulting party in pursuing such remedy in the event such non-defaulting party is awarded substantially the relief requested.

25.        HOLD HARMLESS OF TENANT

Tenant will indemnify and hold Landlord harmless from and against any and all claims, losses, expenses, costs, judgments, and/or demands arising from the conduct of Tenant on the leased premises and/or on account of any operation or action by Tenant and/or from and against all claims arising from any breach or default on the part of Tenant or any act of negligence of Tenant, its agents, contractors, servants, employees, licensees, or invitees; or any accident, injury or death of any person or damage to any property in or about the leased premises.

26.        ASSIGNMENT OR SUBLETTING

Tenant may not assign the Lease, or sublet the leased premises without the consent of Landlord; such consent shall not be unreasonably withheld, provided, however, no such assignment or subletting shall relieve Tenant of any of its obligations hereunder, and performance of the covenants herein by subtenants shall be considered as performance pro tanto by the Tenant.

27.        WARRANTY OF TITLE

Landlord covenants it has good right to lease the leased premises in the manner described herein and that Tenant shall peaceably and quietly have, hold, occupy, and enjoy the premises during the term of the Lease.

28.        ACCESS

Landlord shall provide Tenant non-exclusive access to the leased premises through and across land and/or other improvements owned by Landlord.

29.        GOVERNMENTAL ACQUISITION OF PROPERTY

The parties agree that Landlord shall have complete freedom of negotiation and settlement of all matters pertaining to the acquisition of the property by any governmental body, it being understood and agreed that any financial settlement respecting land to be taken whether resulting from negotiation and agreement or condemnation proceedings, shall be the exclusive property of Landlord, there being no sharing whatsoever between Landlord and Tenant of any sum received in settlement. In the event of any such governmental taking, Landlord shall have the right to terminate this lease on the date possession is delivered to the governmental body.  Such taking of the property by a governmental body shall not be a breach of this Lease by Landlord nor give rise to any claims in Tenant for damages or compensation from Landlord.

30.        CHANGES AND ADDITIONS TO IMPROVEMENTS

Landlord reserves the right at any time to make alterations or additions to the improvements of which the leased premises are a part and/or to build additions or other structures adjoining said improvements. Landlord also reserves the right to construct other buildings and/or improvements in the immediate area of the improvements in which the leased premises are located and to make alterations or additions thereto, all as Landlord shall determine. Easements for light and air are not included in the leasing of the leased premises to Tenant. Landlord further reserves the exclusive right to the roof of the improvements of which the leased premises are a part except as provided for in this Lease Agreement. Landlord also reserves the right at any time to relocate, vary and adjust the size of any of the improvements, parking areas or other common areas relating to the land and/or improvements of which the leased premises are a part, provided however, that all such changes shall be in compliance with the minimum requirements of governmental authorities having jurisdiction over the property.  Any such change shall in no way interfere with Tenant’s ability to conduct Tenant’s business.

31.        SUBORDINATION.

The Tenant agrees that its Lease rights will be subordinate to any lending institutions making loans on the real property of which the leased premises are a part.  The Tenant agrees to sign reasonable documents reflecting this subordination when, and if required by Landlord.

32.        INTEREST ON PAST DUE OBLIGATIONS.

Any amount due to Landlord not paid when due shall bear interest at one and one-half percent (1 1/2%) per month from the due date until paid.  Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

33.        LATE CHARGE.

The Landlord shall have the right to collect from Tenant, in addition to any amounts due under this Lease above, a monthly collection charge for any payment due to Landlord hereunder which is delinquent five days or longer, said charge being $250 or three (3) percent of said payment, whichever sum shall be greater.

34.        MEMORANDUM OF LEASE – RECORDING

The parties hereto agree this Lease shall not be recorded in the office of the Clerk and Recorder of the county in which the leased premises are located.  In order to effect public recordation, the parties hereto may, at the time this Lease is executed, agree to execute a Memorandum of Lease incorporating therein by reference the terms of this Lease, but deleting therefrom any expressed statement or mention of the amount of rent herein reserved, which instrument may be recorded by either party in the office of the Clerk and Recorder of the county in which the leased premises are located.

35.        NOTICE PROCEDURE.

All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered personally or, if mailed, three (3) business days after having been mailed by registered or certified mail with return receipt requested, postage prepaid, addressed:

(a)           If to Tenant:                                SWI Trading, Inc.
2320 Whiteoak Lane
Corona, CA 92882

(b)           If to Seller:                                AVT, Inc.
341 Bonnie Circle, Suite 102
Corona, CA 92880

36.        CONTROLLING LAW.

The Lease, and all terms hereunder shall be construed consistent with the laws of the State of California.  Any dispute resulting in litigation hereunder shall be resolved in court proceedings instituted in County of Orange, State of California and in no other jurisdiction.

37.        BINDING UPON SUCCESSORS.

The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant and their respective successors.  This Lease shall be signed by the parties in duplicate, each of which shall be a complete and effective original Lease.

38.        PARTIAL INVALIDITY.

If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant, or condition to persons and circumstances other than those to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant, and condition of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

39.        CONDITION OF SPACE.

With the exception of the changes, additions and corrections herein noted, Tenant agrees to accept this space "as is". Any changes desired by Tenant in addition to those listed and agreed to by Landlord shall be done at the sole expense of the Tenant unless otherwise agreed in this Lease.

40.        NOTICE

All parties acknowledge that they have not relied upon any statement or representations made by the real estate agents concerning the legal consequences of this transaction.  The agents have recommended that Landlord and Tenant obtain legal advice from their respective attorneys and all parties hereby agree not to hold its agents responsible or liable as the legal consequences of this transaction.

41.        PHONES AND COMPUTERS.

Tenant is responsible for installing, repairing and maintaining all phone and computer wiring in the demised premises and for all wiring run from the demised premises to Tenant's main phone panel or terminal equipment if located outside the demised premises.  Landlord owns all wiring, whether installed by Tenant or not, between the Tenant's individual jacks and the main phone panel or terminal equipment; and Tenant agrees to leave all phone and computer wiring and jacks in place upon vacating the premises.  Landlord shall not be liable for any interruption in Tenant's phone service.  Landlord makes no representations or warranty that the building's wiring is sufficient to meet the Tenant's particular telecommunications or computer requirements.  Tenant agrees not to take any action that would damage the public phone network.

42.        MISCELLANEOUS.

All marginal notations and paragraph headings are for purposes of references and shall not affect the true meaning and intent of the terms hereof. Throughout this Lease, wherever the words "Landlord" and "Tenant" are used, they shall include and imply to the singular, plural, persons both male and female, companies, partnerships and corporations, and in reading said Lease, the necessary grammatical changes required to make the provisions hereof mean and apply as aforesaid shall be made in the same manner as though originally included in said Lease.

43.        OPTION TO EXTEND.

Upon full and complete performance of all the terms, covenants, and conditions herein contained by Tenant and payment of all rental due hereunder, Tenant shall be given one option to renew this Lease for an additional term of 36 months at a rate to be determined by the Landlord and Tenant at the time the option is executed.  In the event Tenant desires to exercise said option, Tenant shall give written notice of such fact to the Landlord not less than ninety (90) days or more than one-hundred eighty (180) days prior to the expiration of the then current term of this Lease.  In the event of such exercise, this Lease Agreement shall be deemed to be extended for the additional period.  Any such increased rental shall be subject to adjustments and be payable as herein provided for. Landlord shall further have the right to make any further adjustments and/or assessments of charges against Tenant as herein provided for. In the event of exercise of said option, any funds retained by Landlord as herein provided for shall be continued to be so held subject to the same terms and conditions.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date hereof.

LANDLORD:

AVT, Inc.

_______________________________________________
By: Natalie Russell
Its:  President

TENANT:

SWI Trading, Inc.

____________________________________________
By:
Its: